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            EXHIBIT 23.1    CONSENT OF ELLIOTT, DAVIS & COMPANY, L.L.P.



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                [LETTERHEAD OF ELLIOTT, DAVIS & COMPANY, L.L.P.]






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan of Union Financial Bancshares, Inc. of our report dated November 10, 2000, with respect to the consolidated financial statements of Union Financial Bancshares, Inc. and subsidiary incorporated by reference in the Annual Report on Form 10-KSB for the year ended September 30, 2000, filed with the Securities and Exchange Commission.


                                     /s/ Elliott, Davis & Company, L.L.P.


February 28, 2001
Greenville, South Carolina